Exhibit 99.2

BI-OPTIC VENTURES INC.
Suite 1518, 1030 West Georgia Street
Vancouver, British Columbia
V6E 2Y3

Tel.: (604) 689-2646

NOTICE OF ANNUAL GENERAL MEETING

TAKE NOTICE that the 2010 Annual General Meeting of the Shareholders of Bi-Optic Ventures Inc. (hereinafter called the “Company”) will be held at Suite 1750, 1185 West Georgia Street, Vancouver, British Columbia, on:

Thursday, August 26, 2010

at the hour of 10:00 o’clock in the forenoon (local time) for the following purposes:

1.

to receive the Report of the Directors;

2.

to receive the financial statements of the Company for its fiscal year ended February 28, 2010, and the report of the Auditors thereon;

3.

to appoint Auditors for the ensuing year and to authorize the Directors to fix their remuneration;

4.

to determine the number of directors and to elect directors; and

5.

to transact such other business as may properly come before the Meeting.

Accompanying this Notice are an Information Circular and Form of Proxy.

A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxyholder to attend and vote in his stead.  If you are unable to attend the Meeting, or any adjournment thereof in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set out in the Notes.  The enclosed Form of Proxy is solicited by Management but, as set out in the Notes, you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Vancouver, British Columbia, this 15th day of July, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

         “Harry Chew”
President, CEO & CFO